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                                  EXHIBIT 10.1

                                 PROMISSORY NOTE

Date: February 15, 2001                                            $1,300,000.00

FOR VALUE RECEIVED, the undersigned ("Debtor") promises to pay to the order of AMRESCO FINANCIAL I, L.P. ("Lender"), as indicated below, the principal sum of One Million, Three Hundred Thousand Dollars ($1,300,000.00).

1. PRINCIPAL PAYMENTS ONLY. Debtor shall pay principal in installments according to the following schedule:

                  a. Debtor shall pay the sum of One Hundred Eighty Thousand Dollars ($180,000.00) by no later than April 15, 2001, in immediately available funds;

                  b. Debtor shall pay the sum of Four Hundred Thousand Dollars ($400,000.00) by no later than May 15, 2001, in immediately available funds;

                  c. Beginning no later than August 15, 2001, Debtor shall pay five quarterly payments of One Hundred Sixteen Thousand, Six Hundred Sixty-Six Dollars and Sixty-Seven Cents ($116,666.67) each to Lender, plus one final quarterly payment of One Hundred Thirty-Six Thousand, Six Hundred Sixty-Six Dollars and Sixty-Seven Cents ($136,666.67), with all payments in immediately available funds, for a total additional amount of Seven Hundred Twenty Thousand Dollars ($720,000.00); and

                  d. On November 15, 2002, all principal then unpaid shall be due and payable.

Debtor shall pay all amounts due under this note in lawful money of the United States to Lender's agent, Lend Lease Real Estate Investments, Inc., c/o Frank Yanez, 700 North Pearl Street, Suite 2400, LB 342, Dallas, Texas 75201, or such other office as may be designated by Lender, from time to time.

2. LATE PAYMENTS. If any installment payment required by the terms of this note shall remain unpaid ten days after due, at the option of Lender, Debtor shall pay a fee of five percent (5%) of such unpaid installment to Lender.

3. INTEREST RATE FOLLOWING DEFAULT. In the event of default, at the option of Lender, and, to the extent permitted by law, interest shall be payable on the outstanding principal under this note at a per annum rate equal to ten percent (10%), calculated from the date of default until all amounts payable under this note are paid in full.

4. DEFAULT AND ACCELERATION OF TIME FOR PAYMENT. Default shall include, but not be limited to, any of the following: (a) the failure of Debtor to make any payment required under this note when due; (b) any breach misrepresentation or other default by Debtor, any guarantor, co-maker endorser, or any person or entity other than Debtor providing security for this note (hereinafter individually and collectively referred to as the "Obligor") under any security agreement, guaranty or other agreement between Lender and any Obligor; (c) the insolvency of any Obligor or the failure of any Obligor generally to pay such Obligor's debts as such debts become due; (d) the commencement as to any Obligor of any voluntary or involuntary proceeding under any laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or debtor relief; (e) the assignment by any Obligor for the benefit of such Obligor's creditors; (f) the appointment, or commencement of any proceedings for the appointment, of a receiver, trustee custodian or similar official for all or substantially all of any Obligor's property; (g) the commencement of any proceeding for the dissolution or liquidation of any Obligor; (h) the termination of existence or death of any Obligor; (i) the failure of any Obligor to comply with any order, judgment, injunction, decree, writ or demand of any court or other public authority; (j) the filing or recording against any Obligor, or the property of any Obligor, of any notice of levy, notice to withhold, or other legal process for taxes other than property taxes; (k) the default by any Obligor personally liable for amounts owed hereunder on any obligation concerning the borrowing of money; (I) the issuance against any Obligor, or the property of any Obligor, of any writ of attachment, execution, or other judicial lien; or (m) the deterioration of the financial condition of any Obligor which results in Lender deeming itself, in good faith, insecure. Upon the occurrence of any such default, Lender may declare, in its discretion, all obligations under this note immediately due and

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payable; however, upon the occurrence of an event of default under d, e, f, or
g, all principal and interest shall automatically become immediately due and payable.

5. ADDITIONAL AGREEMENTS OF DEBTOR. If any amounts owing under this note are not paid when due, Debtor promises to pay all costs and expenses, including reasonable attorneys' fees, incurred by Lender in the collection or enforcement of this note. Debtor and any endorsers of this note for the maximum period of time and the full extent permitted by law (a) waive diligence, presentment, demand, notice of nonpayment, protest, notice of protest, and notice of every kind; (b) waive the right to assert the defense of any statute of limitations to any debt or obligation hereunder; and (c) consent to renewals and extensions of time for the payment of any amounts due under this note. If this note is signed by more than one party, the term 'Debtor" includes each of the undersigned and any successors in interest thereof; all of whose liability shall be joint and several. Any married person who signs this note agrees that recourse may be had against the separate property of that person for any obligations hereunder. The receipt of any check or other item of payment by Lender, at its option, shall not be considered a payment on account until such check or other item of payment is honored when presented for payment at the drawee Lender. Lender may delay the credit of such payment based upon Lender's schedule of funds availability, and interest under this note shall accrue until the funds are deemed collected. In any action brought under or arising out of this note, Debtor and any endorser of this note, including their successors and assigns, hereby consents to the jurisdiction of any competent court within the State of California, except as provided in any alternative dispute resolution agreement executed between Debtor and Lender, and consents to service of process by any means authorized by said state law. The term "Lender" includes, without limitation, any holder of this note. This note shall be construed in accordance with and governed by the laws of the State of California. This note hereby incorporates any alternative dispute resolution agreement previously, concurrently or hereafter executed between Debtor and Lender.


DEBTOR:

JANEX INTERNATIONAL, INC.

By:   /s/ Dan Lesnick
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Name: Daniel Lesnick
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Its:  President
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